UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT - January 11, 2013 (Date of Earliest Event Reported)

ENERGY & TECHNOLOGY, CORP.
(Exact name of registrant as specified in Charter)

DELAWARE	333-143215	26-0198662
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Petroleum Towers, Suite 530
3639 Ambassador Caffery Blvd Lafayette, LA 70505
P.O. Box 52523
Lafayette, LA 70505
 (Address of Principal Executive Offices)
 _______________

337- 984-2000
 (Issuer Telephone number)

337- 988-1777
Issuer Fax Number
_______________

www.engt.com
www.energyntechnology.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01      Changes in Registrant's Certifying Accountant.

On January 11, 2013, due to personnel changes at Laporte APAC, the Company's independent registered public accounting firm, Laporte was forced to terminate its client-auditor relationship with Energy & Technology, Corp.

The reports of Laporte on the Company's consolidated financial statements as of and for the years ended December 31, 2011 and 2010 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2011 and 2010, and through January 11, 2013, there were no (a) disagreements with Laporte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Laporte’s satisfaction, would have caused Laporte to make reference to the subject matter thereof in connection with its reports for such years; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

The Company provided Laporte with a copy of the disclosures it is making in this Current Report on Form 8-K and requested from Laporte a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures. A copy of Laporte’s letter dated January 21, 2013 is attached as Exhibit 16.1.

Subsequent to the resignation of Laporte, the Audit Committee engaged The Hall Group as the Company's independent registered public accounting firm on January 18, 2013 through a competitive bidding process.

During the years ended December 31, 2010 and 2011 and the subsequent interim period through January 11, 2013, the Company did not consult with The Hall Group regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Item 9.01       Financial Statements and Exhibits.

(d)    Exhibit:

16.1      Letter of Laporte APAC, dated January 21, 2013.
16.2      Laporte Termination Letter dated January 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy & Technology, Corp.

/s/ Amer Salhi
By:  Amer Salhi

Dated: January 21, 2013